Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in this Current Report of Form 8-K dated October 26, 2005 of our report dated May 20, 2003, with respect to the financial statements of ParAllele BioScience, Inc. included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-126718) and related Prospectus of Affymetrix, Inc. for the registration of 2,889,954 shares of its common stock.

/s/ ERNST & YOUNG LLP

Palo Alto, California
October 21, 2005